                                                                   EXHIBIT 99.17

                      INTERLINK COMPUTER SCIENCES, INC.

                            CONSULTING AGREEMENT
                            --------------------

     This Consulting Agreement ("Agreement") is made and entered into as of the 16th day of March, 1998 by and between Interlink Computer Sciences, Inc. (the "Company"), and James A. Barth ("Consultant").

                                  RECITALS
                                  --------

     1. Consultant was employed by the Company as its Chief Financial Officer and Vice President of Finance pursuant to that certain Employment Agreement dated November 5, 1997 (the "Employment Agreement") by and between Consultant and the Company.

     2. The Company and Consultant wish to document the terms agreed to between the Company and the Consultant in connection with (i) Consultant's resignation as Chief Financial Officer, Vice President of Finance and Corporate Secretary of the Company, (ii) the subsequent retention of the Consultant to perform consulting services for the Company, (iii) the termination of Consultant's Employment Agreement and (iv) the treatment of Consultant's outstanding stock options pursuant to the Interlink Computer Sciences, Inc. 1992 Stock Option Plan (the "1992 Stock Plan").

     NOW THEREFORE, in connection with the promises made herein, the Company and Consultant hereby agree as follows:

     1.  Resignation Date.  Consultant hereby resigns as an employee, Chief
         ----------------
Financial Officer, Vice President of Finance and Corporate Secretary of the Company effective as of the close of business on March 24, 1999.

     2.  Cancellation of Employment Agreement.  Consultant and Company
         ------------------------------------
agree to cancel and cease any continuing obligations under the Employment Agreement, as well as any and all amendments and modifications to such agreement, all severance benefits whether provided for in such Employment Agreement or otherwise, except as otherwise provided in Section 3(b) herein.

     3.  Services and Compensation.
         --------------------------

         (a) Consultant agrees to perform for the Company the services ("Services") described in Exhibit A, attached hereto, until the expiration of
                          ---------
this Agreement as provided in Section 4 herein.

         (b) Notwithstanding any provision to the contrary in the 1992 Stock Plan or the Consultant's Stock Option Agreements, the unvested portion of all stock options held by Consultant under the Company's 1992 Stock Plan (the "Unvested Options") shall fully accelerate (i) immediately prior to the closing of the proposed tender offer by Sterling Software, Inc., a Delaware corporation (the

"Closing"), or (ii) upon the signing of a definitive acquisition agreement for the sale of the Company to any other entity during the term of this Agreement. Any vested stock options (including any Unvested Options that vest pursuant hereto) held by Consultant shall remain exercisable until the later of either (i) the date specified for Consultant's option pursuant to the 1992 Stock Plan, or (ii) thirty (30) days after the Merger Agreement among Sterling, Sterling Software (Southwest), Inc. and the Company, dated as of March 23, 1999, is terminated in accordance with its terms. In the event of Consultant's death or disability during the term of this Agreement, the Consultant or Consultant's representative, as the case may be, shall have the right to exercise all or any portion of such vested stock options (including any Unvested Options that vest pursuant hereto).

     4.  Term.
         ----

         This Agreement will commence on the date hereof and will continue for sixty (60) days following the such Consultant's resignation date.

     5.  Assignment.
         ----------

         Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

     6.  Independent Contractor.
         ----------------------

         It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A
                                                                      ---------
of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney's fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or
(iii) any breach by the Consultant or Consultant's assistants, employees or agents of any of the covenants contained in this Agreement.

     7.  Benefits.
         --------

         Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee, other than (i) any indemnification arrangements that Consultant has with the Company or (ii) any D&O insurance coverage applicable to the Consultant in any of his capacities related to the Company. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401(k) participation. Notwithstanding the above, If Consultant is eligible for and timely elects group health continuation coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), the Company will reimburse Consultant for his COBRA premiums until the earlier of (i) April 30, 1999; or
(ii) the date Consultant is no longer eligible to receive continuation coverage pursuant to COBRA. Consultant shall thereafter be responsible for the payment of COBRA coverage at 102% of the actual premium cost for the remaining COBRA period. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company's benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

     8.  Arbitration and Equitable Relief.
         --------------------------------

         (a) Disputes.  Except as provided in Section 8(c) below, the Company
             --------
and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

         (b) Consent to Personal Jurisdiction.  The arbitrator(s) shall apply
             --------------------------------
California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

         (c) Equitable Relief.  The parties may apply to any court of competent
             ----------------
jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

         (d) Acknowledgment.  CONSULTANT HAS READ AND UNDERSTANDS SECTION 8,
             --------------
WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 9 (d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

     9.   Governing Law.
          -------------

          This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

     10.  Entire Agreement.
          ----------------

          This Agreement and any Stock Option Agreements are the entire agreements of the parties and supersede any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     11.  Attorney's Fees.
          ---------------

          In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled.

     12.  Severability.
          ------------

          The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  CONSULTANT


                                    By: /s/James A. Barth
                                        --------------------------------

                                    Address: 18237 Constitution Ave.
                                            ----------------------------
                                             Monte Sereno CA 95030
                                            ----------------------------


                                    INTERLINK COMPUTER SCIENCES, INC.


                                    By: /s/ Augustus S. Berkeley
                                        --------------------------------

                                    Title:  C.E.O.
                                           -----------------------------

                                    Address: 47370 Fremont Bl.
                                            ----------------------------
                                             Fremont, CA. 94538
                                            ----------------------------
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                                  EXHIBIT A
                                  ---------

                          SERVICES AND COMPENSATION
                          -------------------------



     1.   Contact.  Consultant's principal Company contact:
          -------

          Name:  Augustus J. Berkeley

          Title: Chief Executive Officer and President


     2.   Services.  Consultant will render to the Company the following
          --------
          Services:

          Assistance with closing of the tender offer by Sterling
          --------------------------------------------------------------
          Software, Inc. or the signing of a definitive acquisition
          --------------------------------------------------------------
          agreement for the sale of the Company to another entity.
          --------------------------------------------------------------

          --------------------------------------------------------------

          --------------------------------------------------------------

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